UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2011

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws

On March 2, 2011, the Board of Directors (the “Board”) of VMware, Inc. (the “Company”) voted to amend the Company’s Bylaws. In summary, the Bylaws have been amended as follows:

Section 2.7 has been revised to provide that a stockholder proxy shall be valid for three years, or such longer period provided by the proxy.

Section 2.8 has been revised to restate the procedures and requirements for stockholders seeking to nominate directors or propose business to be properly brought before meetings of stockholders.

Section 2.13 has been added to specify the treatment of abstentions and broker non-votes in matters voted on by stockholders of the Company.

Section 3.2 has been revised to specify that directors are elected by plurality in all elections where a stockholder nominee has not been withdrawn prior to the mailing date for the notice of the stockholder meeting.

Article IV has been revised to clarify provisions regarding the definitions and duties of officers of the Company.

Section 5.2 has been revised to specify the setting of record dates for stockholder meeting in the case of adjournments, stockholder consents without a meeting or where the Board has not determined a record date.

Section 6.10 has been added to indicate that, absent certain circumstances, the Court of Chancery in the State of Delaware shall be the Company’s exclusive forum.

Section 8.1 has been revised to change “members of the Board of Directors” to the defined term “Entire Board of Directors.”

A copy of the Amended and Restated Bylaws, effective March 2, 2011, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws, as of March 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2011

VMware, Inc.

By:	/s/ S. Dawn Smith
S. Dawn Smith
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary